ENTERPRISE  FUNDING  CORPORATION
c/o MERRILL  LYNCH  MONEY  MARKETS,  INC.
World Financial Center - South Tower
225 Liberty Street
New York, New York  10281


September 30, 1995


Mr. James E. Glasscock
Executive Vice President & CFO
Proffitt's, Inc./McRae's, Inc.
Highway 80-West
Jackson, Mississippi  39209

Dear Jim:

At your request, Enterprise Funding Corporation (the "Company") hereby agrees to amend the Transfer and Administration Agreement between the Company and McRae's, Inc. dated January 27, 1993 (incorporating all amendments to date, the "Agreement") as follows:

     In Section 1.01 of the Agreement, the definition of Termination Date shall be amended such that the reference to the date appearing in such definition shall be amended to read "March
31, 1997".

The Tranferor hereby represents and warrants that the representations and warranties of the Transferor set forth in
Section 3.01 of the Agreement are true and correct as of the date hereof (except those representations and warranties set forth therein which specifically relate to an earlier date).

All other terms and conditions of the Agreement not amended by this letter agreement shall remain unchanged and in full force and effect. This letter agreement shall be effective as of the date hereof.

Please signify your concurrence with this amendment to the Agreement by signing the enclosed duplicate original of this letter and returning it to Michelle M. Heath, NationsBank, N.A.
(Carolinas), NationsBank Corporate Center - 10th Floor, 100 N.
Tryon St., Charlotte, NC  28255.

Sincerely,

ENTERPRISE  FUNDING  CORPORATION


By:
Name: Thomas S. Dunstan
Title:   Vice President
Proffitt's, Inc./McRae's, Inc.


ACCEPTED AND AGREED this 28th day of September, 1995.

MCRAE'S, INC.


BY:
Name:  James E. Glasscock
Title: Executive Vice President & CFO